UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 10, 2022, Spirit Realty Capital, Inc. (the “Company,” “we,” “us” or “our”), issued (i) a press release providing preliminary estimates for the quarter and year ended December 31, 2021 and guidance for fiscal year 2022, a copy of which is attached hereto as Exhibit 99.1 and (ii) an investor presentation titled “Spirit Guidance and Capital Deployment Update,” a copy of which is attached hereto as Exhibit 99.2.

The information set forth in Item 2.02 and in the attached Exhibits 99.1 and 99.2 is being “furnished” and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 8.01 OTHER INFORMATION

Based on our preliminary estimates for the quarter and year ended December 31, 2021, management expects to report the following:

•

Expected adjusted funds from operations ("AFFO") per share of $0.84 to $0.85 for the fourth quarter and $3.30 to $3.31 for the year. Expected AFFO per share of $3.24 to $3.25 for the year, excluding out of period earnings.

•	Invested $487.9 million in the fourth quarter and $1.3 billion in the year:
o	Acquired 92 properties in the fourth quarter through 28 transactions for $463.9 million, comprised of 59.5% retail and 40.5% industrial assets.
o	Acquired 166 properties in the year through 58 transactions for $1.2 billion, comprised of 40.0% industrial, 37.8% retail, 18.8% other and 3.4% office assets.
•	Generated $4.8 million in gross proceeds in the fourth quarter from the disposition of four vacant properties and $100.0 million in gross proceeds in the year from the disposition of 23 properties.
•

Generated $200.2 million in gross proceeds in the fourth quarter from the issuance of 4.2 million shares of common stock and $549.3 million in gross proceeds in the year from the issuance of 12.6 million shares of common stock.

•	Issued $450.0 million of 2.10% Senior Unsecured Notes due 2028 and $350.0 million of 2.70% Senior Unsecured Notes due 2032 in the year.
•

Had corporate liquidity of $532.1 million as of December 31, 2021, comprised of availability under our credit facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

These preliminary estimates are subject to change upon completion of our financial statements for the year ended December 31, 2021, including all disclosures required by U.S. generally accepted accounting principles ("GAAP"). There can be no assurance that these preliminary estimates, including our preliminary estimated range of AFFO per share for the quarter and year ended December 31, 2021, will not change materially as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the year ended December 31, 2021 are finalized.  Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period.

We do not provide a reconciliation for our preliminary estimates range of AFFO per share to net income available to common stockholders per share, the most directly comparable forward looking financial measure under GAAP, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

Non-GAAP Financial Measures

AFFO is a non-GAAP financial measure of operating performance used by many companies in the real estate investment trusts (“REIT”) industry. We adjust  funds from operations (“FFO”), which we calculate in accordance with the standards established by NAREIT (i.e., net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions) to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs related to the COVID-19 pandemic and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense and amortization of lease and loan receivable intangibles), non-cash interest expense (comprised of amortization of deferred financing costs and debt discounts/premiums) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure.

Special Note Regarding Forward-Looking Statements

This current report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and the Company may not be able to realize them. the Company does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of the Company’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; the Company’s ability to diversify its tenant base; the nature and extent of future competition; increases in the Company’s costs of borrowing as a result of changes in interest rates and other factors; the Company’s ability to access debt and equity capital markets; the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; the Company’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or the Company exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants; the Company’s ability to manage its expanded operations; the Company’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on the Company’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in the Company’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. the Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release, dated January 10, 2022

99.2	Spirit Guidance and Capital Deployment Update, dated January 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2022

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes Chief Financial Officer and Executive Vice President (Principal Financial Officer)